Exhibit 1.01	Conflict Minerals Report

For the Year Ended December 31, 2020

This is the Conflict Minerals Report of TTM Technologies, Inc. (the “Company” or “TTM”) for the calendar year 2020 (ended December 31, 2020) in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”), and the instructions to Form SD. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Conflict Minerals Report, unless otherwise defined herein.

Rule 13p-1 and Form SD require the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “Conflict Minerals” (as defined below) are present in the products and necessary to the functionality of such products. Form SD defines “Conflict Minerals” as: (i)(a) columbite-tantalite (or coltan, the metal ore from which tantalum is extracted), (b) cassiterite (the metal ore from which tin is extracted), (c) gold and (d) wolframite (the metal ore from which tungsten is extracted), or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”).

(1)	Product Description

TTM is a leading global printed circuit board (“PCB”) manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs and backplane assemblies as well as a global designer and manufacturer of high-frequency radio frequency (“RF”) and microwave components and assemblies. The Company provides time-to-market and volume production of advanced technology products and offers a one-stop design, engineering and manufacturing solution to customers. This one-stop design, engineering and manufacturing solution allows the Company to align technology developments with the diverse needs of the Company’s customers and to enable them to reduce the time required to develop new products and bring them to market. The Company serves a diversified customer base in various markets throughout the world, including aerospace and defense, data center computing, automotive components, medical, industrial and instrumentation related products, as well as networking/communications infrastructure products. The Company’s customers include both original equipment manufacturers (“OEMs”) and electronic manufacturing services (“EMS”) providers.

As a company whose business is electronics manufacturing and assembly, TTM is several levels removed from the actual mining and refining of Conflict Minerals. TTM does not purchase raw ore or unrefined Conflict Minerals and makes no direct purchases in the Covered Countries.

Our customers, who may also have a responsibility to conduct due diligence as to the source of Conflict Minerals used in their products, frequently specify the exact materials and components we are required to use, and in many cases specify the suppliers from which we are required to source these minerals and components. As a result, we are limited in our ability to exercise discretion in sourcing certain materials and components. Similarly, our ability to influence the supply chain practices of suppliers selected by our customers is limited. Thus, our ability to change the sourcing of our Conflict Minerals depends on our customers’ selections of suppliers and designs.

(2)	Due Diligence in Accordance with the Organization for Economic Cooperation and Development (the “OECD”) 5-Step Framework

TTM has processes in place for the purpose of exercising due diligence over its supply chain as it relates to minerals from conflict-affected and high risk areas. The design of the due diligence processes conforms substantially to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”) as it relates to “downstream” purchasers of products and components. The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

Exhibit 1.01 – Page 1

Step 1 – Establish and Maintain Strong Company Management Systems

1.1

TTM has adopted a Conflict Minerals Policy and Statement (the “Policy”). A copy of the Policy, together with a copy of this Form SD and Conflict Minerals Report, can be found on the Company’s website at: https://investors.ttm.com/corporate-governance/highlights. The content of our website as referred to in this Form SD and Conflict Minerals Report is included for general information only and is not incorporated by reference herein. In accordance with the Policy, TTM is continuing to review its suppliers’ declarations and has sought their cooperation and assistance in ensuring that the Conflict Minerals used in TTM products are sourced reliably and responsibly. However, as noted in the Policy and above, TTM’s purchasing decisions are limited by the level of cooperation it receives from suppliers in sourcing responsibly from non-conflict areas.

1.2

TTM has a Conflict Minerals Steering Committee to review and enhance the cross-functional working group (the “Working Group”) tasked with developing policies and procedures consistent with the OECD Guidance.

1.3

In accordance with the requirements of Rule 13p-1 and the instructions to Form SD, the Working Group annually reviews the Company’s products, almost all of which are manufactured to customer specifications, to determine if they contain Conflict Minerals necessary to the products’ generally expected functions, use, purpose or production.

1.4

The Working Group concluded that the bare PCBs may contain gold, tin, or tungsten in surface finishes, and the E-M Solutions and RF/Microwave products manufactured in 2020 may contain any of the four Conflict Minerals in components.

Step 2 – Identify and Assess Risks in the Supply Chain

2.1

The Working Group has identified the suppliers of the materials and components that contain Conflict Minerals in TTM’s products and conducted a supply-chain survey to obtain source smelter identification from its suppliers of Conflict Minerals using the standard conflict minerals reporting template (“CMRT”) published by the Responsible Minerals Initiative (“RMI”) (formerly the Conflict Free Sourcing Initiative).

2.2

The CMRT was distributed to all identified suppliers of components or materials containing Conflict Minerals to determine the country of origin of the Conflict Minerals contained therein, and whether such Conflict Minerals were sourced from recycled or scrap materials. The CMRT requested information on Conflict Minerals in components or materials supplied to TTM for products manufactured during calendar year 2020 and contained representations as to the source and origin of the necessary Conflict Minerals contained in the relevant products.

2.3

In addition to identifying suppliers of Conflict Minerals to the Company and collecting supply-chain smelter information, TTM’s diligence measures included requesting suppliers to declare if any Conflict Minerals contained in their products originated in the Covered Countries.

2.4

The Company believes that complete information was received from all identified suppliers to its PCB products, with two exceptions and those two suppliers were subsequently removed from TTM’s supply chain. However, many suppliers to TTM’s much smaller E-M Solutions and RF/Microwave businesses reported that their supply chain information was incomplete. TTM continues to seek complete and accurate information from its Conflict Minerals supply chain sources from relevant suppliers.

2.5	The Company renewed its membership in the RMI to retain its timely access to global Conflict Minerals smelter information.

2.6	Smelters and refiners identified in the supply-chain survey were checked against RMI-provided smelter information to confirm the status of their Conflict Minerals related sourcing activities.

Step 3 – Design and Implement a Strategy to Respond to Identified Risks

3.1

Changes to the status of the identified TTM PCB supply chain smelters were monitored regularly. All identified PCB sourcing concerns were addressed through outreach to the relevant members of TTM’s supply chain. As noted above, suppliers that did not respond to these outreach efforts were removed from TTM’s supply chain. There were cases during the reporting year where supply chain changes were related to Conflict Minerals sourcing. In such cases, TTM reached out to our direct supply chain and they reported modifying their sourcing in response.

Exhibit 1.01 – Page 2

3.2	The status of the identified E-M Solutions and RF/Microwave supply chain smelters was updated at the end of 2020. No cases of intervention occurred during the reporting year.

3.3

After reviewing supply chain and other identified publicly available information, the Company believes that some portion of the tantalum, tin, tungsten and gold in our supply chain may have been mined in Covered Countries. Grouped by metal, the following is our best estimate of the smelter, and smelter location, that may have contributed Conflict Minerals from Covered Countries to our supply chain for products manufactured during the 2020 calendar year:

Metal	Smelter Name	Country
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	L’Orfebre S.A.	Andorra
Gold	Metalor Technologies S.A.	Switzerland
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States of America
Tantalum	Exotech Inc.	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States of America
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	Meta Materials	North Macedonia
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	NPM Silmet AS	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan

Exhibit 1.01 – Page 3

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha	United States of America
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	Thaisarco	Thailand
Tin	Tin Technology & Refining	United States of America
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Global Tungsten & Powders Corp.	United States of America
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Kennametal Fallon	United States of America
Tungsten	Masan High-Tech Materials	Viet Nam
Tungsten	Niagara Refining LLC	United States of America
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China

Although we do not have complete source-smelter information from a number of our suppliers, we obtained no affirmative information indicating that any of the Conflict Minerals from the smelters listed above financed or benefited armed groups that operate in the Covered Countries.

3.4

As noted above, the Company’s supply chain survey did not yield complete source-smelter information from a number of customer-specified suppliers of Conflict Minerals for TTM’s E-M Solutions and RF/Microwave products. The Company is continuing its efforts to work with such suppliers to ensure complete information is provided to the Company, including the country of origin of the relevant Conflict Minerals and the identity of the source smelters used to process the minerals. As additional information is obtained, the Company will undertake to determine whether such smelters have been listed by RMI as compliant with the “Responsible Minerals Assurance Process (RMAP)” or otherwise. In connection with such continuing diligence, the Company intends to continue education of and outreach to its suppliers as needed.

Step 4 – Carry Out Independent Third-Party Audit (“IPSA”) of Smelter/Refiner’s Due Diligence Practices

4.1

TTM supports the RMI Responsible Minerals Assurance Process (RMAP) as well as the development and implementation of due diligence practices and tools such as the CMRT. TTM analyzed the data received on smelters and refiners and compared such information against the list of facilities that were designated as “Conformant” by the RMI. However, due to the structure of the Company’s supply chain as noted in the Policy and above, there are generally multiple tiers of suppliers between TTM and the smelters and refiners in the

Exhibit 1.01 – Page 4

supply chain, and TTM does not purchase raw ore or unrefined Conflict Minerals or make any direct purchases in the Covered Countries. Therefore, as contemplated by the OECD Guidance for “downstream” companies, TTM has not performed its own audits of smelters or refiners. TTM will obtain an IPSA as and when required by Rule 13p-1 and Form SD.

Step 5 – Report Annually on Supply Chain Due Diligence

5.1

TTM submitted its Form SD with Exhibit 1.01 to SEC and posted the same to TTM’s external website for each prior reporting period. The most recent prior reporting period ended December 31, 2019 and the relevant Form SD was submitted to SEC and posted on TTM’s external web site on May 29, 2020.

(3)	Products

The Company has identified the following products that may contain Conflict Minerals necessary to the functionality or production of products manufactured, or contracted to manufacture:

As noted in section (1) above, TTM products are the following:

1.	Bare PCBs fabricated to customer specifications, including procurement of heat sinks and their attachments, where applicable;

2.

E-M Solutions including printed circuit assemblies assembled to customer specified bills of materials using customer controlled components from customer approved vendor lists and any other products assembled to customer design and using customer specified suppliers; and

3.

Products manufactured at RF/Microwave manufacturing facilities that were fabricated to customer design and material specifications and RF/Microwave products manufactured in accordance with TTM designs.

Appendix I contains a listing of smelters provided by TTM’s PCB supply chain for products manufactured during the 2020 calendar year. With the exception of the smelters so indicated that were removed from TTM’s PCB supply chain, all are currently recognized as RMAP Conformant.

Appendix II is a listing of smelters reported by the Company’s E-M Solutions and RF/Microwave supply chain for products manufactured during the 2020 calendar year. The supply chain data quality associated with these parts appears to be significantly less robust. Some smelters names provided may not be actual smelters and some names provided are recognized as not currently participating in any internationally recognized RMAP. TTM will continue to encourage customers to choose known RMAP Conformant sources as opportunities allow.

(4)	Summary

TTM’s reasonable country of origin inquiry is based on third party audit information and, to the extent that audited information is not available, it draws on additional information that TTM and others have collected. To the extent reasonably possible, TTM has documented the country of origin of identified smelters and refiners based on information from the RMI, surveys of smelters and refiners, and/or third party reviews of publicly available information. However, some country of origin information has not been audited by a third party because, among other reasons, applicable smelters and refiners have gone out of operation before completing a third party audit, smelters and refiners have not gone through a third party audit, or the third party audit does not yet include reporting of country of origin information. Based on the information provided by TTM’s suppliers, smelters, and refiners, as well as from the RMI and other sources, TTM believes that the Conflict Minerals contained in its products were processed in the countries listed in the Appendices below and has indicated where the smelters have previously been audited by RMI and found to be sourcing conflict free, or are working with RMI to be audited in the future.

TTM’s customers, who may also have a responsibility to conduct due diligence as to the source of Conflict Minerals used in their products, frequently specify the exact materials, components and suppliers we use, which limits our ability to exercise discretion in sourcing certain materials and components, and our ability to influence the supply chain practices of suppliers. Accordingly, the Company’s success in making determinations about the potential presence of Conflict Minerals in its products depends upon various factors including, but not limited to, (i) the

Exhibit 1.01 – Page 5

respective due diligence efforts of its suppliers and their supply chain; (ii) such suppliers’ respective willingness, whether public or private entities, to disclose such information to the Company; and (iii) the ability of the involved entities to make their determinations in accordance with nationally or internationally recognized standards, including the Guidance provided by the OECD. The failure to obtain reliable information from any level of TTM’s supply chain could have a material impact on the Company’s future ability to report on the presence of Conflict Minerals with any degree of certainty. There can be no assurance that the Company’s suppliers will continue to cooperate with diligence inquiries and requests for certifications or provide documentation or other evidence that TTM considers reliable or in a time frame sufficient to allow the Company to make its own assessment following appropriate further diligence measures, if any.

Appendix I

Conflict Minerals Sources to PCB Global Operations 2020

Appendix II

Conflict Minerals Sources to E-M Solutions and RF/Microwave Global Operations 2020

Exhibit 1.01 – Page 6

Appendix I

Conflict Minerals Sources to PCB Global Operations 2020

Metal	Metal Total	Smelter Name	Country	RMAP Conformant?
Gold		Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Y
Gold		AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Y
Gold		Argor-Heraeus S.A.	Switzerland	Y
Gold		Asahi Pretec Corp.	Japan	Y
Gold		Asahi Refining Canada Ltd.	Canada	Y
Gold		Asahi Refining USA Inc.	United States of America	Y
Gold		Aurubis AG	Germany	Y
Gold		Boliden AB	Sweden	Y
Gold		C. Hafner GmbH + Co. KG	Germany	Y
Gold		Chimet S.p.A.	Italy	Y
Gold		Dowa	Japan	Y
Gold		Gold Refinery of Zijin Mining Group Co., Ltd.	China	Y
Gold		Heimerle + Meule GmbH	Germany	Y
Gold		Heraeus Germany GmbH Co. KG	Germany	2
Gold		Heraeus Metals Hong Kong Ltd.	China	Y
Gold		Ishifuku Metal Industry Co., Ltd.	Japan	Y
Gold		Istanbul Gold Refinery	Turkey	Y
Gold		JX Nippon Mining & Metals Co., Ltd.	Japan	Y
Gold		Kennecott Utah Copper LLC	United States of America	Y
Gold		Kojima Chemicals Co., Ltd.	Japan	Y
Gold		Matsuda Sangyo Co., Ltd.	Japan	Y
Gold		Metalor Technologies (Hong Kong) Ltd.	China	Y
Gold		Metalor Technologies S.A.	Switzerland	Y
Gold		Metalor USA Refining Corporation	United States of America	Y
Gold		Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Y
Gold		Mitsubishi Materials Corporation	Japan	Y
Gold		Mitsui Mining and Smelting Co., Ltd.	Japan	Y
Gold		Nihon Material Co., Ltd.	Japan	Y
Gold		PAMP S.A.	Switzerland	Y
Gold		Royal Canadian Mint	Canada	Y
Gold		SAXONIA Edelmetalle GmbH	Germany	Y
Gold		Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Y
Gold		Sumitomo Metal Mining Co., Ltd.	Japan	Y
Gold		Tanaka Kikinzoku Kogyo K.K.	Japan	Y
Gold		Tokuriki Honten Co., Ltd.	Japan	Y
Gold		Umicore Brasil Ltda.	Brazil	2
Gold		Umicore S.A. Business Unit Precious Metals Refining	Belgium	Y
Gold		United Precious Metal Refining, Inc.	United States of America	Y
Gold		WIELAND Edelmetalle GmbH	Germany	Y

Appendix I – Page 1

Gold	39	PCB Gold Source Smelters

Tin		Alpha	United States of America	Y
Tin		Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Y
Tin		China Tin Group Co., Ltd.	China	Y
Tin		Dowa	Japan	Y
Tin		EM Vinto	Bolivia	Y
Tin		Fenix Metals	Poland	Y
Tin		Gejiu Kai Meng Industry and Trade LLC	China	Y
Tin		Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Y
Tin		Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Y
Tin		Huichang Jinshunda Tin Co., Ltd.	China	1
Tin		Jiangxi New Nanshan Technology Ltd.	China	Y
Tin		Ma’anshan Weitai Tin Co., Ltd.	China	Y
Tin		Malaysia Smelting Corporation (MSC)	Malaysia	Y
Tin		Metallic Resources, Inc.	United States of America	Y
Tin		Metallo Belgium N.V.	Belgium	Y
Tin		Mineracao Taboca S.A.	Brazil	Y
Tin		Minsur	Peru	Y
Tin		Mitsubishi Materials Corporation	Japan	Y
Tin		Operaciones Metalurgicas S.A.	Bolivia	Y
Tin		PT ATD Makmur Mandiri Jaya	Indonesia	Y
Tin		PT Artha Cipta Langgeng	Indonesia	Y
Tin		PT Mitra Stania Prima	Indonesia	Y
Tin		PT Refined Bangka Tin	Indonesia	Y
Tin		PT Timah Tbk Kundur	Indonesia	Y
Tin		PT Timah Tbk Mentok	Indonesia	Y
Tin		Rui Da Hung	Taiwan, Province of China	Y
Tin		Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	Y
Tin		Thaisarco	Thailand	Y
Tin		Tin Technology & Refining	United States of America	Y
Tin		White Solder Metalurgia e Mineracao Ltda.	Brazil	Y
Tin		Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Y
Tin		Yunnan Tin Company Limited	China	Y
Tin	32	PCB Tin Source Smelters

Tungsten		A.L.M.T. Corp.	Japan	Y
Tungsten		Chongyi Zhangyuan Tungsten Co., Ltd.	China	Y
Tungsten		Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Y
Tungsten		Ganzhou Seadragon W & Mo Co., Ltd.	China	Y
Tungsten		Global Tungsten & Powders Corp.	United States of America	Y
Tungsten		H.C. Starck Tungsten GmbH	Germany	Y
Tungsten		Kennametal Huntsville	United States of America	Y

Appendix I – Page 2

Tungsten		Masan High-Tech Materials	Viet Nam	Y
Tungsten		Niagara Refining LLC	United States of America	Y
Tungsten		TANIOBIS Smelting GmbH & Co. KG	Germany	Y
Tungsten		Xiamen Tungsten (H.C.) Co., Ltd.	China	Y
Tungsten		Xiamen Tungsten Co., Ltd.	China	Y
Tungsten	12	PCB Tungsten Source Smelters
	83	Total PCB Source Smelters

[1]	RMAP Conformant prior to ceasing operations.
[2]	Non-Conformant smelter which has subsequently been removed from TTM’s supply chain.

Appendix I – Page 3

Appendix II

Conflict Minerals Sources to E-M Solutions and RF/Microwave Global Operations 2020

Metal	Metal Total	Smelter Name	Country	RMAP Conformant?
Gold		8853 S.p.A.	Italy	Y
Gold		ARY Aurum Plus	United Arab Emirates
Gold		AU Traders and Refiners	South Africa	Y
Gold		AURA-II	United States of America
Gold		Abington Reldan Metals, LLC	United States of America
Gold		Advanced Chemical Company	United States of America	Y
Gold		African Gold Refinery	Uganda
Gold		Aida Chemical Industries Co., Ltd.	Japan	Y
Gold		Al Etihad Gold Refinery DMCC	United Arab Emirates	Y
Gold		Al Ghaith Gold	United Arab Emirates
Gold		Alexy Metals	United States of America	Active
Gold		Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Y
Gold		Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Y
Gold		AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Y
Gold		Argor-Heraeus S.A.	Switzerland	Y
Gold		Asahi Pretec Corp.	Japan	Y
Gold		Asahi Refining Canada Ltd.	Canada	Y
Gold		Asahi Refining USA Inc.	United States of America	Y
Gold		Asaka Riken Co., Ltd.	Japan	Y
Gold		Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold		Augmont Enterprises Private Limited	India	Active
Gold		Aurubis AG	Germany	Y
Gold		Bangalore Refinery	India	Y
Gold		Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Y
Gold		Boliden AB	Sweden	Y
Gold		C. Hafner GmbH + Co. KG	Germany	Y
Gold		C.I Metales Procesados Industriales SAS	Colombia	Active
Gold		CCR Refinery—Glencore Canada Corporation	Canada	Y
Gold		CGR Metalloys Pvt Ltd.	India
Gold		Caridad	Mexico
Gold		Cendres + Metaux S.A.	Switzerland	Y
Gold		Chimet S.p.A.	Italy	Y
Gold		Chugai Mining	Japan	Y
Gold		DODUCO Contacts and Refining GmbH	Germany	Y
Gold		DS PRETECH Co., Ltd.	Korea	Y
Gold		DSC (Do Sung Corporation)	Korea	Y
Gold		Daejin Indus Co., Ltd.	Korea
Gold		Daye Non-Ferrous Metals Mining Ltd.	China
Gold		Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold		Dijllah Gold Refinery FZC	United Arab Emirates

Appendix II – Page 1

Gold	Dowa	Japan	Y
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Y
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Y
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Y
Gold	Elemetal Refining, LLC	United States of America
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emirates Gold DMCC	United Arab Emirates	Y
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	China
Gold	Geib Refining Corporation	United States of America	Y
Gold	Gold Coast Refinery	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Y
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Hua Jian Trade Co., Ltd.	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hang Seng Technology	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany	Y
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Heraeus Metals Hong Kong Ltd.	China	Y
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Active
Gold	Hetai Gold Mineral Guangdong Co., Ltd.	China
Gold	Hop Hing electroplating factory Zhejiang	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Hung Cheong Metal Manufacturing Limited	China
Gold	HwaSeong CJ CO., LTD.	Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Y
Gold	International Precious Metal Refiners	United Arab Emirates	Active
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Y
Gold	Istanbul Gold Refinery	Turkey	Y
Gold	Italpreziosi	Italy	Y
Gold	JALAN & Company	India
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation	Y
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Y
Gold	Japan Mint	Japan	Y
Gold	Jiangxi Copper Co., Ltd.	China	Y
Gold	Jin Jinyin Refining Co., Ltd.	China
Gold	Jinlong Copper Co., Ltd.	China

Appendix II – Page 2

Gold	K.A. Rasmussen	Norway
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Y
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan	Y
Gold	Kennecott Utah Copper LLC	United States of America	Y
Gold	Kojima Chemicals Co., Ltd.	Japan	Y
Gold	Korea Zinc Co., Ltd.	Korea	Y
Gold	Kosak Seiren	Japan
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Y
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L’Orfebre S.A.	Andorra	Y
Gold	L’azurde Company For Jewelry	Saudi Arabia
Gold	LS-NIKKO Copper Inc.	Korea	Y
Gold	LT Metal Ltd.	Korea	Y
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	MD Overseas	India
Gold	MMTC-PAMP India Pvt., Ltd.	India	Y
Gold	Marsam Metals	Brazil	Y
Gold	Materion	United States of America	Y
Gold	Matsuda Sangyo Co., Ltd.	Japan	Y
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Y
Gold	Metallix Refining Inc.	United States of America	Active
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Y
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Y
Gold	Metalor Technologies (Suzhou) Ltd.	China	Y
Gold	Metalor Technologies S.A.	Switzerland	Y
Gold	Metalor USA Refining Corporation	United States of America	Y
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Y
Gold	Mitsubishi Materials Corporation	Japan	Y
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Y
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Y
Gold	NH Recytech Company	Korea
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Y
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Y
Gold	Nihon Material Co., Ltd.	Japan	Y
Gold	Nihon Superior Co., Ltd.	Japan
Gold	Nohon Material Corporation	Japan
Gold	Nyrstar Metals	United States of America

Appendix II – Page 3

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	Y
Gold	OJSC Novosibirsk Refinery	Russian Federation	Y
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Y
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Y
Gold	PAMP S.A.	Switzerland	Y
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Y
Gold	PX Precinox S.A.	Switzerland	Y
Gold	Pease & Curren	United States of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile	Y
Gold	Precious Metals Sales Corp.	United States of America
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Y
Gold	QG Refining, LLC	United States of America
Gold	REMONDIS PMR B.V.	Netherlands	Y
Gold	Rand Refinery (Pty) Ltd.	South Africa	Y
Gold	Realized the Enterprise Co., Ltd.	China
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Republic Metals Corporation	United States of America
Gold	Rio Tinto Group	Unknown
Gold	Royal Canadian Mint	Canada	Y
Gold	SAAMP	France	Y
Gold	SAFINA A.S.	Czechia	Y
Gold	SAXONIA Edelmetalle GmbH	Germany	Y
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Y
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Y
Gold	Sabin Metal Corp.	United States of America
Gold	Safimet S.p.A	Italy	Y
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Korea	Y
Gold	Samwon Metals Corp.	Korea
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Sellem Industries Ltd.	Mauritania
Gold	Shan Dong Huangjin	China
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Gold	Shandon Jin Jinyin Refining Limited	China
Gold	Shandong Hengbang Smelter Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Yanggu Xiangguang Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Y
Gold	Shandong penglai gold smelter	China
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India

Appendix II – Page 4

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Y
Gold	Singway Technology Co., Ltd.	Taiwan	Y
Gold	Sino-Platinum Metals Co., Ltd.	China
Gold	So Accurate Group, Inc.	United States of America
Gold	Solar Applied Materials Technology Corp.	Taiwan	Y
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	SuZhou ShenChuang recycling Ltd.	China
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Y
Gold	SungEel HiMetal Co., Ltd.	Korea	Y
Gold	Suntain Co., Ltd.	Taiwan
Gold	Super Dragon Technology Co., Ltd.	China
Gold	T.C.A S.p.A	Italy	Y
Gold	TAIWAN TOTAI CO., LTD.	Taiwan
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Y
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Y
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Y
Gold	Tokuriki Honten Co., Ltd.	Japan	Y
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	Torecom	Korea	Y
Gold	Tsai Brother industries	Taiwan
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand	Y
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Y
Gold	United Precious Metal Refining, Inc.	United States of America	Y
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A.	Switzerland	Y
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	China
Gold	WANG TING	China
Gold	WIELAND Edelmetalle GmbH	Germany	Y
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Y
Gold	Wuzhong Group	China
Gold	Xiamen JInbo Metal Co., Ltd.	Unknown
Gold	Yamakin Co., Ltd.	Japan	Y
Gold	Yamato Denki Ind. Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan	Y
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	China
Gold	Zhaojun Maifu	China
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	China
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	China

Appendix II – Page 5

Gold		Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Y
Gold		Zhuhai toxic materials Monopoly Ltd.	China
Gold		Zhuzhou Smelting Group Co., Ltd	China
Gold	224	E-M Solutions and RF/Microwave Gold Source Smelters

Tantalum		ANHUI HERRMAN IMPEX CO.	China
Tantalum		Asaka Riken Co., Ltd.	Japan	Y
Tantalum		CP Metals Inc.	United States of America
Tantalum		Changsha South Tantalum Niobium Co., Ltd.	China	Y
Tantalum		D Block Metals, LLC	United States of America	Y
Tantalum		Duoluoshan	China
Tantalum		Exotech Inc.	United States of America	Y
Tantalum		F&X Electro-Materials Ltd.	China	Y
Tantalum		FIR Metals & Resource Ltd.	China	Y
Tantalum		Global Advanced Metals Aizu	Japan	Y
Tantalum		Global Advanced Metals Boyertown	United States of America	Y
Tantalum		Guangdong Rising Rare Metals-EO Materials Ltd.	China	Y
Tantalum		Guangdong Zhiyuan New Material Co., Ltd.	China	Y
Tantalum		H.C. Starck Co., Ltd.	Thailand	Y
Tantalum		H.C. Starck Hermsdorf GmbH	Germany	Y
Tantalum		H.C. Starck Inc.	United States of America	Y
Tantalum		H.C. Starck Ltd.	Japan	Y
Tantalum		H.C. Starck Smelting GmbH & Co. KG	Germany	Y
Tantalum		H.C. Starck Tantalum and Niobium GmbH	Germany	Y
Tantalum		Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Y
Tantalum		Hi-Temp Specialty Metals, Inc.	United States of America
Tantalum		Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Y
Tantalum		Jiangxi Tuohong New Raw Material	China	Y
Tantalum		JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Y
Tantalum		Jiujiang Janny New Material Co., Ltd.	China
Tantalum		Jiujiang Tanbre Co., Ltd.	China	Y
Tantalum		Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Y
Tantalum		KEMET Blue Metals	Mexico	Y
Tantalum		KEMET Blue Powder	United States of America
Tantalum		King-Tan Tantalum Industry Ltd.	China
Tantalum		LSM Brasil S.A.	Brazil	Y
Tantalum		Metallurgical Products India Pvt., Ltd.	India	Y
Tantalum		Mineracao Taboca S.A.	Brazil	Y
Tantalum		Mitsui Mining and Smelting Co., Ltd.	Japan	Y
Tantalum		NPM Silmet AS	Estonia	Y
Tantalum		Nantong Tongjie Electrical Co., Ltd.	China
Tantalum		Ningxia Orient Tantalum Industry Co., Ltd.	China	Y
Tantalum		PM Kalco Inc	United States of America
Tantalum		Power Resources Ltd.	North Macedonia	Y
Tantalum		QuantumClean	United States of America	Y
Tantalum		Resind Industria e Comercio Ltda.	Brazil	Y
Tantalum		Shanghai Jiangxi Metals Co., Ltd.	China

Appendix II – Page 6

Tantalum		Solikamsk Magnesium Works OAO	Russian Federation	Y
Tantalum		Taki Chemical Co., Ltd.	Japan	Y
Tantalum		Telex Metals	United States of America	Y
Tantalum		Tranzact, Inc.	United States of America
Tantalum		Ulba Metallurgical Plant JSC	Kazakhstan	Y
Tantalum		XinXing HaoRong Electronic Material Co., Ltd.	China	Y
Tantalum		Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Y
Tantalum		Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum		Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tantalum	51	E-M Solutions and RF/Microwave Tantalum Source Smelters

Tin		Alpha	United States of America	Y
Tin		An Thai Minerals Co., Ltd.	Viet Nam
Tin		An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin		Arco Alloys	United States of America
Tin		CNMC (Guangxi) PGMA Co., Ltd.	China
Tin		CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Active
Tin		CRM Synergies	Spain	Active
Tin		CV Ayi Jaya	Indonesia	Active
Tin		CV Dua Sekawan	Indonesia
Tin		CV Gita Pesona	Indonesia
Tin		CV United Smelting	Indonesia
Tin		CV Venus Inti Perkasa	Indonesia	Active
Tin		Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Y
Tin		Chifeng Dajingzi Tin Industry Co., Ltd.	China	Y
Tin		China Tin Group Co., Ltd.	China	Y
Tin		Chofu Works	Japan
Tin		Cooperativa Metalurgica de Rondonia Ltda.	Brazil
Tin		Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin		Dongguan City Xida Soldering Tin Products Co.	China
Tin		Dowa	Japan	Y
Tin		EM Vinto	Bolivia	Y
Tin		Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin		Estanho de Rondonia S.A.	Brazil	Active
Tin		Fenix Metals	Poland	Y
Tin		Fuji Metal Mining Corp.	Japan
Tin		GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	China
Tin		Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin		Gejiu Fengming Metallurgy Chemical Plant	China	Y
Tin		Gejiu Kai Meng Industry and Trade LLC	China	Y
Tin		Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Y
Tin		Gejiu Yunxi Group Corp.	China
Tin		Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Y
Tin		Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Y
Tin		Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Y
Tin		Guangxi Nonferrous Metals Group	China

Appendix II – Page 7

Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Y
Tin	Hezhou Jinwei Tin Co., Ltd.	China
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Y
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Hulterworth Smelter	China
Tin	Jiang Jia Wang Technology Co.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China	Y
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tin	Ju Tai Industrial Co., Ltd.	China
Tin	LIAN JING	China
Tin	Luna Smelter, Ltd.	Rwanda	Y
Tin	M/s ECO Tropical Resources	Singapore
Tin	Ma An Shan Shu Guang Smelter Corp.	China
Tin	Ma’anshan Weitai Tin Co., Ltd.	China	Y
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Y
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Y
Tin	Materials Eco-Refining Co., Ltd.	Japan
Tin	Melt Metais e Ligas S.A.	Brazil	Y
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.	United States of America	Y
Tin	Metallo Belgium N.V.	Belgium	Y
Tin	Metallo Spain S.L.U.	Spain	Y
Tin	Metallum Group Holding NV	Belgium
Tin	Minchali Metal Industry Co., Ltd.	Taiwan
Tin	Mineracao Taboca S.A.	Brazil	Y
Tin	Ming Li Jia smelt Metal Factory	China
Tin	Minsur	Peru	Y
Tin	Mitsubishi Materials Corporation	Japan	Y
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Ney Metals and Alloys	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Y
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Y
Tin	OMODEO A. E S. METALLEGHE SRL	Unknown
Tin	Old City Metals Processing Co., Ltd.	China
Tin	Operaciones Metalurgicas S.A.	Bolivia	Y
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Y
Tin	PT Aries Kencana Sejahtera	Indonesia	Active
Tin	PT Artha Cipta Langgeng	Indonesia	Y
Tin	PT Babel Inti Perkasa	Indonesia	Y
Tin	PT Babel Surya Alam Lestari	Indonesia	Y
Tin	PT Bangka Prima Tin	Indonesia

Appendix II – Page 8

Tin	PT Bangka Serumpun	Indonesia	Y
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia	Active
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia	Active
Tin	PT Menara Cipta Mulia	Indonesia	Y
Tin	PT Mitra Stania Prima	Indonesia	Y
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT NATARI	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia	Y
Tin	PT Rajawali Rimba Perkasa	Indonesia	Y
Tin	PT Rajehan Ariq	Indonesia	Y
Tin	PT Refined Bangka Tin	Indonesia	Y
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia	Y
Tin	PT Sukses Inti Makmur	Indonesia	Active
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah Nusantara	Indonesia	Active
Tin	PT Timah Tbk Kundur	Indonesia	Y
Tin	PT Timah Tbk Mentok	Indonesia	Y
Tin	PT Tinindo Inter Nusa	Indonesia	Y
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Pan Light Corporation	Taiwan
Tin	Phoenix Metal Ltd.	Rwanda
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited	India
Tin	Resind Industria e Comercio Ltda.	Brazil	Y
Tin	Rui Da Hung	Taiwan	Y
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	China
Tin	Sichuan Guanghan Jiangnan casting smelters	China
Tin	Sigma Tin Alloy Co., Ltd.	China
Tin	Soft Metais Ltda.	Brazil	Y
Tin	Solder Court Ltd.	China

Appendix II – Page 9

Tin		Spectro Alloys Corp.	United States of America
Tin		Super Ligas	Brazil	Active
Tin		Suzhou Nuonengda Chemical Co., Ltd.	China
Tin		TAP	United States of America
Tin		TIN PLATING GEJIU	China
Tin		TONG LONG	China
Tin		Taicang City Nancang Metal Material Co., Ltd.	China
Tin		Taiwan Huanliang	Unknown
Tin		Taiwan high-tech Co., Ltd.	Taiwan
Tin		Taiwan’s lofty Enterprises Ltd.	Taiwan
Tin		Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	Y
Tin		Thailand Mine Factory	Unknown
Tin		Thaisarco	Thailand	Y
Tin		Three green surface technology limited company	China
Tin		Tianshui Ling Bo Technology Co., Ltd.	China
Tin		Tin Technology & Refining	United States of America	Y
Tin		Top-Team Technology (Shenzhen) Ltd.	China
Tin		Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin		Untracore Co., Ltd.	Unknown
Tin		VQB Mineral and Trading Group JSC	Viet Nam
Tin		WELLEY	Taiwan
Tin		WUJIANG CITY LUXE TIN FACTORY	China
Tin		White Solder Metalurgia e Mineracao Ltda.	Brazil	Y
Tin		XURI	China
Tin		Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China
Tin		Xianghualing Tin Industry Co., Ltd.	China
Tin		Xin Furukawa Metal ( Wuxi ) Co., Ltd.	China
Tin		Yifeng Tin	China
Tin		Yiquan Manufacturing	China
Tin		Yuecheng Tin Co., Ltd.	China
Tin		Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Y
Tin		Yunnan Chengo Electric Smelting Plant	China
Tin		Yunnan Copper Zinc Industry Co., Ltd.	China
Tin		Yunnan Geiju Smelting Corp.	China
Tin		Yunnan Industrial Co., Ltd.	China
Tin		Yunnan Malipo Baiyi Kuangye Co.	China
Tin		Yunnan Tin Company Limited	China	Y
Tin		Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Y
Tin		Zhongshan Jinye Smelting Co.,Ltd	China
Tin	166	E-M Solutions and RF/Microwave Tin Source Smelters

Tungsten		A.L.M.T. Corp.	Japan	Y
Tungsten		ACL Metais Eireli	Brazil	Y
Tungsten		Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Active
Tungsten		Artek LLC	Russian Federation	Active
Tungsten		Asia Tungsten Products Vietnam Ltd.	Viet Nam	Y
Tungsten		CNMC (Guangxi) PGMA Co., Ltd.	China

Appendix II – Page 10

Tungsten	CP Metals Inc.	United States of America
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Y
Tungsten	China Molybdenum Co., Ltd.	China	Y
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Y
Tungsten	Cronimet Brasil Ltda	Brazil	Active
Tungsten	DAIDO STEEL	Japan
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	Y
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	GEM Co., Ltd.	China	Active
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Y
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Y
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Y
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Y
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States of America	Y
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Y
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	Y
Tungsten	H.C. Starck Tungsten GmbH	Germany	Y
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Y
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Y
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Y
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation	Y
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation	Active
Tungsten	Japan New Metals Co., Ltd.	Japan	Y
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Y
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Y
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Y
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Y
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Y
Tungsten	KGETS Co., Ltd.	Korea	Y
Tungsten	Kennametal Fallon	United States of America	Y
Tungsten	Kennametal Huntsville	United States of America	Y
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Y
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Y
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	Y
Tungsten	Mehra Ferro-Alloys Pvt. Ltd.	India
Tungsten	Moliren Ltd.	Russian Federation	Y
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	Active
Tungsten	Niagara Refining LLC	United States of America	Y
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Y

Appendix II – Page 11

Tungsten		South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten		Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	Y
Tungsten		Toshiba Material Co., Ltd.	Unknown
Tungsten		Tungsten Diversified Industries LLC	United States of America
Tungsten		Unecha Refractory metals plant	Russian Federation	Y
Tungsten		Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam
Tungsten		Wolfram Bergbau und Hutten AG	Austria	Y
Tungsten		Woltech Korea Co., Ltd.	Korea	Y
Tungsten		Xiamen Tungsten (H.C.) Co., Ltd.	China	Y
Tungsten		Xiamen Tungsten Co., Ltd.	China	Y
Tungsten		Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Y
Tungsten		Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten		Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	China
Tungsten	65	E-M Solutions and RF/Microwave Tungsten Source Smelters
	506	Total E-M Solutions and RF/Microwave Source Smelters

Appendix II – Page 12